Exhibit 99.1

Annaly Capital Management, Inc. Names David L. Finkelstein Chief Executive Officer

Interim CEO Glenn Votek to Assume Role of Senior Advisor and Remain on the Board of Directors

NEW YORK, March 16, 2020 – Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) announced today the Board of Directors (the “Board”) has elected David L. Finkelstein as its Chief Executive Officer and a member of the Board, effective March 13, 2020. Mr. Finkelstein will also retain his current role as Chief Investment Officer. Mr. Finkelstein succeeds Glenn Votek, who has acted as Interim CEO and President since November 2019. Mr. Votek has been named as Senior Advisor to the Company for an interim period to ensure a smooth and orderly transition and will support the Company thereafter as a continuing member of the Board.

The promotion of Mr. Finkelstein affirms the Board’s confidence in the depth of the Company’s senior management team and the Company’s strategic outlook and capabilities. The appointment is the result of a comprehensive search process conducted in partnership with the CEO Search Committee of the Board and a leading executive search firm, which included both internal and external candidates.

Mr. Finkelstein has demonstrated his leadership in shaping the Company’s investment and corporate strategy since joining Annaly in 2013. Mr. Finkelstein has 25 years of experience in fixed income investments. Prior to Annaly, Mr. Finkelstein served for four years as an Officer in the Markets Group of the Federal Reserve Bank of New York where he was the primary strategist and policy advisor for the MBS Purchase Program. Previously, Mr. Finkelstein held senior Agency MBS trading positions at Salomon Smith Barney, Citigroup Inc. and Barclays PLC. Mr. Finkelstein received a B.A. in Business Administration from the University of Washington and a M.B.A. from the University of Chicago, Booth School of Business. Mr. Finkelstein also holds the Chartered Financial Analyst® designation.

“The Board is pleased to have selected David as Annaly’s CEO given his deep investment and operational expertise, strategic orientation and embodiment of Annaly’s values and unique culture. David is recognized as a leading voice of the Company and will leverage his extensive markets and policy experience in guiding Annaly in his new role,” said Michael Haylon, Director and Chair of the CEO Search Committee. “We are grateful for Glenn’s significant contributions to Annaly over the past several years and for serving as a steady hand during the leadership transition. We will continue to benefit from his expertise in his next phase as a Board member.”

Mr. Finkelstein commented: “I am honored by the opportunity to assume leadership of this firm. Annaly has been highly innovative since its inception, steered by visionary founders whose expertise enabled them to grow the Company through credit cycles and volatility while leading the market and taking advantage of opportunities unforeseen by other market participants. With the talented team alongside me, we will continue in this tradition, employing the full breadth of our experiences and insight to guide Annaly toward continued success over the long term. I have deep appreciation for Glenn’s exemplary leadership during this transition and I look forward to our continued partnership on the Board.”

About Annaly

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and optimize its returns through prudent management of its diversified investment strategies. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Until the closing of its announced internalization transaction, Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.

Forward-Looking Statements

This news release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties including, but not limited to, the risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Report on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Investor Contact Annaly Capital Management, Inc. Investor Relations 1-888-8Annaly investor@annaly.com	Media Contact Brunswick Group Alex Yankus 1-212-333-3810 ANNALY@brunswickgroup.com

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